ENVISTA REPORTS FOURTH QUARTER 2019 RESULTS AND INITIATES 2020 GUIDANCE

Brea, California, January 30, 2020 - Envista Holdings Corporation (NYSE: NVST) today announced results for the fourth quarter 2019. Envista operated as part of Danaher Corporation (“Danaher”) until September 2019, and the historical financial measures prior to the IPO in September 2019 and presented in this release were derived from Danaher's accounting records and are presented on a stand-alone basis. Danaher completed the split-off in December 2019 resulting in Envista becoming a fully independent company.

For the fourth quarter ended December 31, 2019, net earnings were $56 million, or $0.35 per diluted share. For the same period, adjusted earnings were $85 million, or $0.52 per share.

Sales for the fourth quarter were $721 million, a 5.0% decrease as compared to the same period year-over-year. Core sales declined 3.5% over the same period.

Free cash flow for the full year 2019 was $321 million and the Company’s free cash flow to net earnings conversion ratio was 148%.

Amir Aghdaei, Chief Executive Officer, stated, “Our team delivered another quarter of strong earnings, operating margins and cash flows concluding a transformative year for Envista. The Envista Business System is alive and well in our organization, helping us to enhance margins, accelerate new product initiatives, and guide our portfolio transformation.”

For the full year 2020, the Company anticipates that earnings per share will be in the range of $1.21 to $1.31 and adjusted earnings per share will be in the range of $1.63 to $1.73.

Mr. Aghdaei continued, “Since becoming a fully independent company, we have been able to add to our portfolio through our first acquisition, a dental biomaterials manufacturer, as well as strategic partnerships in intra-oral scanning. We are energized about the opportunity ahead and confident in our ability to drive improved business performance in 2020 and beyond.”

Envista will discuss its results during a quarterly investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Envista’s website, www.envistaco.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Envista’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 866-648-5306 within the U.S. or by dialing +1 602-563-8479 outside the U.S. a few minutes before the 2:00 P.M. PT start and referencing conference ID # 6661486. A replay of the conference call will be available shortly after the conclusion of the call until May 5, 2020. You can access the replay dial-in information on the “Investors” section of Envista’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Envista’s results have been posted to the “Investors” section of Envista’s website under the subheading “Quarterly Earnings.”

ABOUT ENVISTA

Envista is a global family of three companies and more than 30 trusted dental brands, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists’ clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. Envista’s companies, including KaVo Kerr, Nobel Biocare Systems, and Ormco, partner with dental professionals to help them deliver the best possible patient care.

Envista separated from Danaher in September 2019. We brought with us the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus to meet the end-to-end needs of dental professionals worldwide. Envista is now one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All “Adjusted” amounts, core sales and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules.

FORWARD-LOOKING STATEMENTS

Certain statements in this release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the global economy, the markets served by us and the financial markets, developments and uncertainties in U.S. policy stemming from the U.S. administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU), disruptions relating to war, terrorism, man-made and natural disasters, public health issues and other events, pension plan costs, and our ability to attract, develop and retain talented executives and other key employees. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our final prospectus relating to our IPO filed on September 18, 2019 and our Quarterly Report on Form 10-Q for the third quarter of 2019. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

John Bedford
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Telephone: (714) 817-7000

ENVISTA HOLDINGS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (UNAUDITED)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales	$720.5	$759.0	$2,751.6	$2,844.5
Cost of sales	331.1	336.8	1,238.5	1,242.7
Gross profit	389.4	422.2	1,513.1	1,601.8
Operating expenses:
Selling, general and administrative	276.0	311.0	1,080.9	1,131.4
Research and development	35.4	43.6	154.7	172.0
Operating profit	78.0	67.6	277.5	298.4
Nonoperating (expense) income:
Other (expense) income	(0.1)	0.8	1.5	2.7
Interest expense, net	(3.3)	—	(3.5)	—
Earnings before income taxes	74.6	68.4	275.5	301.1
Income taxes	18.5	17.2	57.9	70.4
Net income	$56.1	$51.2	$217.6	$230.7
Earnings per share:
Basic	$0.35	$0.40	$1.60	$1.80
Diluted	$0.35	$0.40	$1.60	$1.80
Average common stock and common equivalent shares outstanding:
Basic	158.7	127.9	136.2	127.9
Diluted	159.3	127.9	136.4	127.9

This information is presented for reference only.  Audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales
Specialty Products & Technologies	$328.8	$347.2	$1,342.7	$1,369.8
Equipment & Consumables	391.7	411.8	1,408.9	1,474.7
Total	$720.5	$759.0	$2,751.6	$2,844.5

Operating Profit
Specialty Products & Technologies	$52.4	54.6	227.7	$241.3
Equipment & Consumables	57.7	56.7	105.8	120.5
Other	(32.1)	(43.7)	(56.0)	(63.4)
Total	$78.0	67.6	277.5	$298.4

Operating Margins
Specialty Products & Technologies	15.9%	15.7%	17.0%	17.6%
Equipment & Consumables	14.7%	13.8%	7.5%	8.2%
Total	10.8%	8.9%	10.1%	10.5%

This information is presented for reference only.  Audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted Operating Profit

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Consolidated
Operating Profit	$78.0	$67.6	$277.5	$298.4
Pretax amortization of acquisition-related intangible assets A	22.2	22.6	89.5	90.6
Separation costs B	4.2	—	4.2	—
Significant legal matters	9.0	36.0	9.0	36.0
Adjusted Operating Profit	$113.4	$126.2	$380.2	$425.0
Adjusted Operating Profit as a % of Sales	15.7%	16.6%	13.8%	14.9%

Specialty Products & Technologies
Operating Profit	$52.4	$54.6	$227.7	$241.3
Pretax amortization of acquisition-related intangible assets A	14.3	14.6	57.7	59.1
Adjusted Operating Profit	$66.7	$69.2	$285.4	$300.4
Adjusted Operating Profit as a % of Sales	20.3%	19.9%	21.3%	21.9%

Equipment & Consumables
Operating Profit	$57.7	$56.7	$105.8	$120.5
Pretax amortization of acquisition-related intangible assets A	7.9	8.0	31.8	31.5
Adjusted Operating Profit	$65.6	$64.7	$137.6	$152.0
Adjusted Operating Profit as a % of Sales	16.7%	15.7%	9.8%	10.3%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted Net Income

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income	$56.1	$51.2	$217.6	$230.7
Pretax amortization of acquisition-related intangible assets A	22.2	22.6	89.5	90.6
Separation costs B	4.2	—	4.2	—
Significant legal matters	9.0	36.0	9.0	36.0
Tax effect of adjustment reflected above C	(8.0)	(12.6)	(23.8)	(28.9)
Discrete tax adjustments and other tax-related adjustments D	1.3	(1.6)	(6.5)	(1.8)
Adjusted Net Income	$84.8	$95.6	$290.0	$326.6

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted Diluted Earnings Per Share

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Diluted Earnings Per Share	$0.35	$0.40	$1.60	$1.80
Pretax amortization of acquisition-related intangible assets A	0.14	0.14	0.55	0.56
Separation costs B	0.03	—	0.03	—
Significant legal matters	0.06	0.22	0.06	0.22
Tax effect of adjustment reflected above C	(0.06)	(0.08)	(0.15)	(0.18)
Discrete tax adjustments and other tax-related adjustments D	0.01	(0.01)	(0.04)	(0.01)
Dilutive impact of IPO and conversion shares as if issued at beginning of period E, F	(0.01)	(0.08)	(0.26)	(0.38)
Adjusted Diluted Earnings Per Share	$0.52	$0.59	$1.79	$2.01

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted Diluted Shares Outstanding

	Three-Month Period Ended		Year Ended
(shares in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Average common stock and common equivalent shares outstanding - diluted	159.3	127.9	136.4	127.9
Dilutive impact of IPO and conversion shares as if issued at beginning of period E, F	3.0	34.4	25.9	34.4
Adjusted average common stock and common equivalent shares outstanding - diluted	162.3	162.3	162.3	162.3

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Forecasted Adjusted Diluted Earnings Per Share 1

	Year Ending
	December 31, 2020
	Low End	High End
Forecasted Diluted Earnings Per Share	$1.21	$1.31
Anticipated pretax amortization of acquisition-related intangible assets	0.55	0.55
Tax effect of adjustment reflected above C	(0.13)	(0.13)
Forecasted Adjusted Diluted Earnings Per Share	$1.63	$1.73
1 These forward-looking estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges, discrete tax items and legal contingency provisions.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted EBITDA

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income	$56.1	$51.2	$217.6	$230.7
Interest expense, net	3.3	—	3.5	—
Income taxes	18.5	17.2	57.9	70.4
Depreciation	9.2	10.3	39.0	39.4
Amortization	22.2	22.6	89.5	90.6
Separation costs B	4.2	—	4.2	—
Significant legal matters	9.0	36.0	9.0	36.0
Adjusted EBITDA	$122.5	$137.3	$420.7	$467.1

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Core Sales Growth 2

Consolidated	% Change Three-Month Period Ended December 31, 2019 vs. Comparable 2018 Period	% Change Year Ended December 31, 2019 vs. Comparable 2018 Period
Total sales growth	(5.0)%	(3.5)%
Less the impact of:
Discontinued products	1.0%	1.0%
Currency exchange rates	0.5%	2.5%
Core sales growth	(3.5)%	—%

Specialty Products & Technologies
Total sales growth	(5.5)%	(2.0)%
Less the impact of:
Discontinued products	1.0%	1.5%
Currency exchange rates	1.0%	2.0%
Core sales growth	(3.5)%	1.5%

Equipment & Consumables
Total sales growth	(5.0)%	(4.5)%
Less the impact of:
Discontinued products	0.5%	1.0%
Currency exchange rates	1.0%	2.5%
Core sales growth	(3.5)%	(1.0)%
2 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or major products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales of within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year. In order to establish period-to-period comparability, beginning with the third quarter of 2019 (the first quarter during which Envista reported its results as a separate, public company), Envista modified the definition of core sales to exclude the impact from sales of discontinued products.

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Reconciliation of Operating Cash Flows to Free Cash Flow

	Year Ended
	December 31, 2019	December 31, 2018
Net Operating Cash Used in Investing Activities	$(78.4)	$(75.5)
Net Operating Cash Used in Financing Activities	$(107.7)	$(324.6)

Net Operating Cash Provided by Operating Activities	$397.5	$400.1
Less: payments for additions to property, plant and equipment (capital expenditures)	(77.8)	(72.2)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	1.6	—
Free Cash Flow	$321.3	$327.9

Net Income	$217.6	$230.7
Free Cash Flow to Net Income Conversion Ratio	1.48	1.42

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

A Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Pretax	$22.2	$22.6	$89.5	$90.6
After-tax	$17.0	$17.2	$68.5	$68.9

B On December 18, 2019, Danaher Corporation ("Danaher") completed the split-off exchange offer of all the common shares of Envista held by Danaher in exchange for shares of Danaher common stock. This line item reflects primarily legal and professional services costs incurred in connection with this transaction.

C This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. Envista estimates the tax effect of each adjustment item by applying Envista’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

D The discrete tax matters relate primarily to changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, changes in determination of realization of certain deferred tax assets and excess tax benefits from stock-based compensation realized in excess of anticipated levels.

E In connection with the initial public offering ("IPO"), an additional 30.8 million shares were issued on September 20, 2019. This line item reflects the dilutive impact of these IPO shares as if outstanding as of the beginning of each period presented.

F Certain Envista employees were previously granted Danaher equity awards. On December 18, 2019, Danaher completed the split-off exchange offer of all the common shares of Envista held by Danaher in exchange for shares of Danaher common stock. As a result, the equity awards held by certain Envista employees to purchase Danaher shares have been converted into equity awards to purchase Envista's shares and the converted equity awards will be included in Envista's calculation of diluted EPS in future periods. The number of equity awards which have been converted into Envista common stock are included in this line to reflect the potential dilution as if outstanding as of the beginning of each period presented.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's ("Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•
with respect to Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•	with respect to Adjusted Diluted Earnings Per Share, provide investors with improved comparability for Adjusted Diluted EPS as share counts under GAAP are calculated using a weighted average approach;

•
with respect to Adjusted Diluted Shares Outstanding, allows for the impact of the IPO shares and dilution related to the conversion of Danaher equity awards into Envista equity awards to be presented as if they were outstanding for all prior periods presented;

•	with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•
with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•
with respect to free cash flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
With respect to the other items excluded from Adjusted Net Income, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•
With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.